A PARTNERSHIP OF INCORPORATED PROFESSIONALS                       AMISANO HANSON
                                                           CHARTERED ACCOUNTANTS
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 Amendment No. 2 of our report dated November 19, 2004, relating to the financial statements of Blast Resources Inc., as of September 30, 2004 and the reference to our firm as experts in the Registration Statement. Our report dated November 19, 2004 contains additional comments that state that conditions and events exist that cast substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver, Canada                                               "AMISANO HANSON"
July 29, 2005                                              Chartered Accountants





750 West Pender Street, Suite 604                      Telephone:   604-689-0188
Vancouver Canada                                       Facsimile:   604-689-9776
V6C 2T7                                                E-Mail: amishan@telus.net